Q2 Holdings Appoints Jonathan Price as Co-Chief Executive Officer

Price to serve as co-CEO alongside Matt Flake, who continues as president and chairman of the board

Price joins the Q2 Board of Directors and will continue to serve as chief financial officer during the Company’s search for a new CFO

AUSTIN, Texas (October 28, 2026)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced that its Board of Directors has appointed Jonathan Price as Co-Chief Executive Officer, effective October 29, 2026. Mr. Price will serve as Co-CEO alongside Matt Flake, who will also continue in his roles as President and Chairman of the Board. As part of his appointment, Mr. Price also will be joining the Board of Directors. Mr. Price will continue to serve as the Company’s Chief Financial Officer, a position he has held since 2024, while Q2 conducts a search for his successor.

“Jonathan is a highly talented executive who has been a driving force behind Q2’s strategy, financial discipline, and growth for nearly a decade,” said Matt Flake, CEO, President, and Chairman of Q2. “Over the last several years we’ve strengthened our leadership team, expanded our platform, and deepened our customer relationships, all while staying true to the culture of innovation and service that defines Q2. Moving to a co-CEO structure ensures the long-term continuity of that discipline and focus. Together with Jonathan, we are well positioned to keep putting our customers first and growing the business well into the future.”

“I’m honored to step into this role alongside Matt and to help lead a company whose mission I believe in deeply,” said Jonathan Price. “Over the past few years we’ve executed on our growth plans, expanded our margins, strengthened our balance sheet, and sharpened our capital allocation, building a foundation to continue delivering for our shareholders. My focus is to build on that track record while keeping our customers and employees at the center of everything we do.”

About Jonathan Price
Mr. Price has served as Q2’s Chief Financial Officer since November 2024. He previously served as Executive Vice President, Strategy & Emerging Businesses, and has held roles of increasing responsibility across corporate development, business development, and emerging businesses since joining Q2 in 2018.

About Q2 Holdings, Inc.
Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institutions and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE and NYSE Texas under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Forward-looking Statements
This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: Q2’s expectations for the Co-CEO structure; and Q2’s future growth and performance. Factors that could cause actual results to differ materially from those described herein include the risks set forth in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and except as required by law, Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT	INVESTOR CONTACT
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
210-854-7974	512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com